EXHIBIT 4.1(c)

SEE RESTRICTIVE LEGENDS ON REVERSE

HEALTH DISCOVERY
CORPORATION
a Georgia corporation
Certificate		Shares
Number B-__		of Series B Preferred Stock

          THIS CERTIFIES THAT _______________ is the registered holder of ___________________ (*_______*) shares of the Series B Preferred Stock of Health Discovery Corporation (the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

          This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Articles of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

          The Corporation is authorized to issue three classes of stock, Common Stock, Series A Preferred Stock and Series B Preferred Stock. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Articles of Incorporation may be obtained by any stockholder upon request at the principal office of the Corporation, and the Corporation will furnish to any stockholder, upon request and without charge, a copy of such statement.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers this _____ day of ________ 200__.

Chief Executive Officer

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

(DATE)

(SIGNATURE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.)